News Release

For more information contact:
G. Robert Aston, Jr., TowneBank Chairman and CEO, (757) 638-6780
Brad E. Schwartz, Monarch Financial Holdings, Inc., CEO, (757) 389-5111
Clyde E. McFarland, Jr., Senior Executive Vice President and CFO, (757) 638-6801
William B. Littreal, Chief Investment Relations Officer and COO, (757) 638-6813

FOR IMMEDIATE RELEASE

STOCKHOLDERS APPROVE TOWNEBANK MERGER WITH
MONARCH FINANCIAL HOLDINGS, INC. AND MONARCH BANK

Suffolk and Chesapeake, Va. June 21, 2016 – Hampton Roads based TowneBank (NASDAQ: TOWN) and Monarch Financial Holdings, Inc. ("Monarch") (NASDAQ: MNRK), the holding company for Monarch Bank, today announced stockholder approval of their proposed merger at separate special stockholder meetings, pursuant to which TowneBank will acquire Monarch and Monarch Bank.

"We are pleased with the support of our stockholders as we prepare to join hands with our long-time friends at Monarch and continue our quest to build a great community asset," said G. Robert Aston, Jr., Chairman and CEO of TowneBank.

Brad E. Schwartz, CEO of Monarch added, "The overwhelming support of our stockholders shows the confidence they have in our ability to put these two premier banks together to create a hometown community banking powerhouse."

The acquisition has received all regulatory approvals and is expected to close on June 24, 2016.  Under the terms of the agreement, stockholders of Monarch will receive 0.883 shares of TowneBank common stock for each share of Monarch common stock.

About TowneBank
As one of the top community banks in Virginia and North Carolina, TowneBank operates 37 banking offices serving Chesapeake, Chesterfield County, Glen Allen, Hampton, James City County, Mechanicsville, Newport News, Norfolk, Portsmouth, Richmond, Suffolk, Virginia Beach, Williamsburg, and York County in Virginia, along with Moyock, Grandy, Camden County, Southern Shores, Corolla and Nags Head in North Carolina. Towne also offers a full range of financial services through its controlled divisions and subsidiaries that include Towne Investment Group, Towne Insurance Agency, Towne Benefits, TowneBank Mortgage, TowneBank Commercial Mortgage, Berkshire Hathaway HomeServices Towne Realty, Towne 1031 Exchange, LLC, Beach Properties of Hilton Head, and Oak Island Accommodations.  Local decision-making is a hallmark of its hometown banking strategy that is delivered through the leadership of each group's President and Board of Directors.  With total assets of $6.37 billion as of March 31, 2016, TowneBank is one of the largest banks headquartered in Virginia.

About Monarch
Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank.  Monarch Bank is a community bank with 10 banking offices in Chesapeake, Virginia Beach, Norfolk, and Williamsburg, Virginia.  Monarch Bank also has loan production offices in Newport News and Richmond, Virginia.  OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina.  Monarch Mortgage and our affiliated mortgage companies have over 35 offices with locations in Virginia, North Carolina, Maryland, and South Carolina.  Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Fitzgerald Financial, LLC (secondary mortgage origination), Advance Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage).

Additional Information About the Merger and Where to Find It:
Statements made in this release, other than those concerning historical financial information, may be considered forward‐looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions.  These include statements as to the anticipated benefits of the merger with Monarch, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger, as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of TowneBank and Monarch intends such forward‐looking statements to be covered by the safe harbor provisions for forward‐looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. TowneBank's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of TowneBank and Monarch, and the resulting company after the merger, include but are not limited to: (1) the businesses of TowneBank and Monarch may not be integrated successfully or such integration may be more difficult, time‐consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to complete the merger on the expected timeframe may be more difficult, time‐consuming or costly than expected; (6) changes in interest rates, general economic and business conditions, legislative/regulatory changes; the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies' respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; changes in the securities markets; and accounting principles, policies and guidelines, and (7) other risk factors detailed from time to time in filings made by TowneBank with the Federal Deposit Insurance Corporation or Monarch with the Securities and Exchange Commission. TowneBank and Monarch undertake no obligation to update or clarify these forward‐looking statements, whether as a result of new information, future events or otherwise. ###